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                                                                     EXHIBIT 5.1



                                VINSON & ELKINS
                                ATTORNEYS AT LAW

                             VINSON & ELKINS L.L.P.
                           3700 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                            DALLAS, TEXAS 75201-2975
                            TELEPHONE (214) 220-7700
                               FAX (214) 220-7716


WRITER'S TELEPHONE                                                 WRITER'S FAX
(214) 220-7743                                                    (214) 999-7743
                                February 4, 1997


International Home Foods, Inc.
1633 Littleton Road
Parsippany, New Jersey  07054

Ladies and Gentlemen:

         We have acted as counsel for International Home Foods, Inc., a Delaware corporation (the "Company"), in connection with the registration of $400 million aggregate principal amount 10 3/8% Senior Subordinated Notes due 2006 (the "Notes") under the Securities Act of 1933 (the "Securities Act") on a Registration Statement on Form S-4 (the "Registration Statement").

         In reaching the opinion set forth in this letter, we have reviewed originals or copies of the Registration Statement, an executed counterpart of the Indenture dated as of November 1, 1996, between the Company and United States Trust Company of New York, as trustee (the "Indenture"), and such other agreements, certificates of public officials, certificates of officers of the Company, certificates of other persons, records, documents and matters of law as we deemed relevant.

         Based on and subject to the foregoing and subject further to the assumptions, exceptions and qualifications hereinafter stated, we express the opinion that, subject to compliance with applicable federal and state securities laws (as to which we express no opinion), the New Notes (as defined in the Registration Statement), when executed, authenticated, issued and delivered in accordance with the terms of the Indenture and when delivered in exchange for the Old Notes (as defined in the Registration Statement), will constitute legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

         The opinion expressed above is subject to the following assumptions, exceptions and qualifications:
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International Home Foods, Inc.
February 4, 1997
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         (a)     We have assumed that  (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity, and (vii) the laws of any jurisdiction other than Texas that govern any of the documents reviewed by us (other than the Company's certificate of incorporation and bylaws) do not modify the terms that appear in any such document.

         (b) The opinion expressed in this letter is limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America. You should be aware that we are not admitted to the practice of law in the State of Delaware.

         (c) We note that the Indenture provides that it is governed by the laws of the State of New York. While we express no opinion with respect to the laws of the State of New York, we have assumed that the internal laws of the State of New York are the same as the internal laws of the State of Texas. We have made no investigation to confirm whether such assumption is correct.

         This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement as having passed on certain legal matters in connection with the Notes. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         This opinion speaks as of the date hereof, and we disclaim any duty to advise you regarding any changes subsequent to the date hereof in, or to otherwise communicate with you with respect to, the matters addressed herein.

                                        Very truly yours,

                                        Vinson & Elkins L.L.P.